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                                                                Exhibit 99(l)(2)

                                October 21, 2003

MBIA Capital/Claymore Managed Duration
 Investment Grade Municipal Fund
113 King Street
Armonk, New York  10504

      Re: MBIA Capital/Claymore Managed Duration Investment Grade Municipal
          Fund -- Auction Market Preferred Shares - Series M7 and Series W28
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Ladies and Gentlemen:

          We have acted as special Delaware counsel to MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund (formerly known as MBIA Capital/Claymore Managed Duration National Municipal Trust), a Delaware statutory trust (the "Fund"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) A certified copy of the Certificate of Trust of the Fund, dated May 20, 2003, as filed with the Secretary of State of the State of Delaware (the "Secretary of State"), on May 20, 2003, as amended by the Certificate of Amendment of Certificate of Trust of the Fund, dated June 10, 2003, as filed with the Secretary of State on June 10, 2003 (as so amended, the "Certificate of Trust");

          (b) The Agreement and Declaration of Trust of the Fund, dated as of May 20, 2003, made by the trustees of the Fund named therein and the holders of shares of beneficial interest issued thereunder as provided therein;

          (c) The Amended and Restated Agreement and Declaration of Trust of the Fund, dated as of July 20, 2003, made by the trustees of the Fund named therein and the holders of shares of beneficial interest issued thereunder as provided therein (the "Trust Agreement");

          (d)  The By-Laws of the Fund (the "By-Laws");

          (e) The Statement of Preferences for Preferred Shares, dated October __, 2003 (the "Statement of Preferences"), relating to the Fund's Auction Market Preferred Shares - Series M7 and Series W28 (the "Preferred Shares");


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          (f)  The Registration Statement on Form N-2 (File Nos. 333-108691 and
811-21359) filed by the Fund (the "Registration Statement"), including a preliminary prospectus of the Fund and the statement of additional information incorporated by reference therein (jointly, the "Prospectus");

          (g) A certificate of an officer of the Fund, dated October 21, 2003, attaching copies of (i) the Written Consent of the Sole Trustee of the Fund, dated as of May 20, 2003, (ii) the Written Consent of the Sole Trustee of the Fund, dated as of June 10, 2003, (iii) the resolutions adopted at the organizational meeting of the Board of Trustees of the Fund on July 21, 2003, and (iv) resolutions adopted by Board of Trustees of the Fund concerning the Preferred Shares October 17, 2003 (such resolutions are collectively referred to as the "Resolutions"); and

          (h) A Certificate of Good Standing for the Fund, dated October 21, 2003, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement, the By-Laws, the Statement of Preferences and the Resolutions constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Fund, and that the Trust Agreement, the By-laws, the Statement of Preferences, the Resolutions, the Certificate and the Certificate of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Fund) to the documents examined by us has the power and authority to execute and deliver, and to perform its

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obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (vi) that the books and records of the Fund set forth the names and addresses of all Persons to whom Preferred Shares are to be issued by the Fund and the dollar value of each Preferred Shareholder's contributions to the Fund. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Fund has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.
Section 3801, ET. SEQ.

          2. The issuance of Preferred Shares of the Fund provided for in the Registration Statement has been duly authorized by the Fund and, when issued, sold and paid for in accordance with the Trust Agreement, the By-Laws, the Statement of Preferences, the Resolutions and, to the extent applicable, the Registration Statement, such Preferred Shares will be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We also understand that Simpson Thacher & Bartlett LLP ("Simpson Thacher") will rely as to matters of Delaware law upon this opinion in connection with its rendering of a legal opinion on the date hereof. In connection with the foregoing, we hereby consent to Simpson Thacher's relying as to matters of Delaware law upon this opinion. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                       Very truly yours,

                                       /s/ Richards, Layton & Finger, P.A.


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